Exhibit 99.1

PRELIMINARY PROXY CARD

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

SPRING BANK PHARMACEUTICALS, INC. 35 PARKWOOD DRIVE, SUITE 210 HOPKINTON, MA 01748	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SBPH2020SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D23277-S09232 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPRING BANK PHARMACEUTICALS, INC.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.			For	Against	Abstain

1.	Proposal to approve the issuance of Spring Bank common stock to holders of F-star Therapeutics Limited (“F-star”) share capital, including holders who purchase F-star securities prior to the closing of the Exchange (defined below), in accordance with the Share Exchange Agreement, dated as of July 29, 2020, by and among Spring Bank, F-star and the holders of issued and outstanding capital shares and convertible loan notes of F-star (the “Exchange”), in an amount representing more than 20% of the shares of Spring Bank common stock outstanding immediately prior to the Exchange, which shall also constitute stockholder approval of a change of control of Spring Bank, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively.		!	!	!

2.	Proposal to approve an amendment of Spring Bank’s certificate of incorporation to effect a reverse split of all outstanding shares of the Spring Bank common stock at a reverse stock split ratio as mutually agreed to by Spring Bank and F-star in the range of one new share for every [TBD] to [TBD] shares outstanding (or any number in between).		!	!	!

3.	Proposal to approve an amendment to the amended and restated certificate of incorporation of Spring Bank to change the corporate name of Spring Bank from “Spring Bank Pharmaceuticals, Inc.” to “F-star Therapeutics, Inc.” effective upon the closing of the Exchange.		!	!	!

4.	Proposal to approve a postponement or adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2 or 3.		!	!	!

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this virtual meeting. !

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

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D23278-S09232

SPRING BANK PHARMACEUTICALS, INC. 35 Parkwood Drive, Suite 210
Hopkinton, MA 01748
(508) 473-5993

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
[TBD], 2020

THE BOARD OF DIRECTORS OF SPRING BANK PHARMACEUTICALS, INC. SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Martin Driscoll and Lori Firmani, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Spring Bank Pharmaceuticals, Inc. (“Spring Bank”) registered in the name provided in this Proxy which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at [TBD], Eastern Time on [TBD], 2020 via live audio webcast at www.virtualshareholdermeeting.com/SBPH2020SM (the “Special Meeting”), and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy, when executed, will be voted in the manner directed herein. If you do not specify on the reverse side how you want your shares to be voted, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side